ABS LONG/SHORT STRATEGIES FUND

Code of Ethics

September 28, 2015

1. BACKGROUND

Rule 17j-1 (the “Rule”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”), requires ABS Long/Short Strategies Fund (the “Fund”) to adopt a written Code of Ethics containing provisions reasonably necessary to prevent its Access Persons (defined below) from engaging in fraudulent conduct in connection with the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by the Fund.

2. KEY DEFINITIONS

For capitalized terms not otherwise defined herein, see Appendix 1.

The term “Access Person” is defined to include: (i) any trustee, officer, general partner of the Fund or the Fund’s investment adviser; (ii) any employee of the Fund or the Fund’s investment adviser (or of any company in a Control relationship to the Fund or to the Fund’s investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of Covered Securities by the Fund, or whose functions relates to the making of any recommendations with respect to such purchases and sales; (iii) any natural person in a Control relationship to the Fund, or to the Fund’s investment adviser who obtains information concerning recommendations made to the Fund with respect to the purchase or sale of Covered Securities by the Fund; and (iv) any director, officer, or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in, or obtains information regarding, the investment activities of the Fund. The Fund Compliance Officer (defined below) will notify an employee of the Fund or of the Fund’s investment adviser if that person fits the above definition and maintain a list of all Access Persons (see Appendix 2).

The term “Investment Personnel” is defined to include (i) any employee of the Fund or of the Fund’s investment adviser (or of any company in a Control relationship to the Fund or the Fund’s investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities of the Fund; and (ii) any natural person who Controls the Fund or the Fund’s investment adviser who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund. The Fund Compliance Officer (defined below) will notify an employee if that person fits the above definition and maintain a list of all Investment Personnel (see Appendix 2). Investment Personnel are also Access Persons.

3. GENERAL PROHIBITIONS UNDER THE RULE

The Rule prohibits affiliated persons of the Fund, the Fund’s investment adviser or the principal underwriter of Fund, in connection with the purchase or sale, directly or indirectly, of a Security Held or to be Acquired by the Fund to:

A. Employ any device, scheme or artifice to defraud the Fund;

B. Make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

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C. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

D. Engage in any manipulative practice with respect to the Fund.

4. ACCESS PERSON REPORTS

Each Access Person is required to submit the reports set forth below (the “Reports”) to the Compliance Officer designated by the Board (“Compliance Officer”) for THEMSELVES AND ANY IMMEDIATE FAMILY MEMBER residing at the same address unless the Access Person is required to provide similar reports to a compliance officer under a Code of Ethics that has been adopted by the Fund’s investment adviser or the principal underwriter of the Fund which has been approved by the Board.

In lieu of providing the Reports, an Access Person may submit brokerage statements or transaction confirmations that contain similar information. The Access Person should arrange to have brokerage statements and transaction confirmations sent directly to the Compliance Officer (see Appendix 3 for the Form of Authorization Letter).

A.	INITIAL HOLDINGS REPORT. Within ten days of becoming an Access Person (and the information must be current as of no more than 45 days prior to becoming an Access Person), each Access Person must report the following information:

(1)	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership when the person became an Access Person;

(2)	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(3)	The date the report is submitted by the Access Person.

A form of the INITIAL HOLDINGS REPORT is attached as Appendix 4.

B.	QUARTERLY TRANSACTION REPORTS. Within thirty days of the end of each calendar quarter, each Access Person must report the following information:

(1)	With respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect Beneficial Ownership

(a)	Content of Quarterly Transaction Reports

(i)	The date of the transaction, the title and as applicable the exchange ticker symbol or CUSIP number, interest rate and maturity date, number of shares and the principal amount of each Covered Security involved;

(ii)	The nature of the transaction (i.e., purchase, sale);

(iii)	The price of the Covered Security at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through which the transaction was effected; and

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(v)	The date that the report is submitted by the Access Person.

(b)	Exceptions to Content of Quarterly Transaction Reports

(i)	Purchases which are made through automatic investment plans;

(ii)	Purchases or sales which are non-volitional on the part of the Access Person (such as stock dividends, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities.

(2)	With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

(a)	The name of the broker, dealer or bank with whom the Access Person established the account;

(b)	The date the account was established; and

(c)	The date that the report is submitted by the Access Person.

A form of the QUARTERLY TRANSACTION REPORT is attached as Appendix 5.

C.	ANNUAL HOLDINGS REPORTS. Each year, the Access Person must report the following information (and the information must be current as of no more than 45 days prior to the date of the report):

(1)	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, the number of shares and the principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership;

(2)	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities were held for the direct or indirect benefit of the Access Person; and

(3)	The date the report is submitted by the Access Person.

A form of the ANNUAL HOLDINGS REPORT is attached as Appendix 6.

5. EXCEPTIONS TO REPORTING REQUIREMENTS

A.	PRINCIPAL UNDERWRITER. An Access Person of the Fund’s principal underwriter is not required to make any Reports under Section 5 above if the principal underwriter:

(1)	Is not an affiliated person of the Fund or the Fund’s investment adviser; and

(2)	Has no officer, director or general partner who serves as an officer, director or general partner of the Fund or the Fund’s investment adviser.

B.	INDEPENDENT TRUSTEE. A trustee of the Fund who is not an “interested person” of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended (an “Independent Trustee”), and who would be required to make a report solely by reason of being a Trustee of the Fund, is not required to:

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(1)	File an INITIAL HOLDINGS REPORT or ANNUAL HOLDINGS REPORT; and

(2)	File a QUARTERLY TRANSACTION REPORT, unless the Independent Trustee knew, or, in the ordinary course of fulfilling his or her official duties as a trustee, should have known that during a 15 day period immediately before or after his or her transaction in a Covered Security, that the Fund purchased or sold the Covered Security, or the Fund or the Fund’s investment adviser considered purchasing or selling the Covered Security.

6. ADMINISTRATION OF THE CODE OF ETHICS--REPORTING VIOLATIONS AND CERTIFYING COMPLIANCE

A.	The Compliance Officer shall circulate the Code of Ethics and receive within 10 days of becoming an Access Person and on an annual basis an acknowledgement from each Access Person reporting under the Code of Ethics that the Code of Ethics has been read and understood.

A form of the CODE OF ETHICS ACKNOWLEDGEMENT is attached as Appendix 7.

B.	The Compliance Officer shall compare all Reports with the transactional activity of the Fund to determine whether a possible violation of the Code of Ethics and/or other applicable trading policies and procedures may have occurred.

No Access Person shall review his or her own Report(s). The Compliance Officer shall appoint an alternate to review his or her own Reports if the Compliance Officer is also an Access Person.

C.	On an annual basis, the Compliance Officer shall; (i) submit a written report to the Board describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or procedures and any sanctions imposed due to such violations; and (ii) certify that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

D.	On an annual basis, the Fund’s investment adviser and the Fund’s principal underwriter shall submit a written report to the Fund’s Board of Trustees (“Board”) describing any issues arising under the Code of Ethics or procedures, including information about any material violations of the Code of Ethics or procedures and any sanctions imposed due to such violations; and (ii) certify that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

E.	The Compliance Officer shall investigate any violation or potential violation of the Code of Ethics and provide to the Fund’s Chief Compliance Officer (if the Compliance Officer is not the Fund’s Chief Compliance Officer) and to the Fund’s Chairman of the Board a recommendation of appropriate action to cure or prevent future violations of the Code.

7. PROHIBITED TRADING PRACTICES

A.	Without the prior written approval of the Compliance Officer, no Access Person may purchase or sell directly or indirectly, any security in which he or she has, or by reason of such transactions acquires, any direct or indirect Beneficial Ownership if such security to his or her actual knowledge at the time of such purchase or sale:

(1)	Is being considered for purchase or sale by the Fund;

(2)	Is in the process of being purchased or sold by the Fund; or

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(3)	Is or has been purchased or sold by the Fund within the most recent 15 day period.

B.	Investment Personnel reporting under this Code of Ethics must obtain written approval from the Compliance Officer before acquiring Beneficial Ownership in any securities in an IPO or Limited Offering.

C.	No Access Person may trade ahead of the Fund -- a practice known as “frontrunning.”

8. SANCTIONS

Upon discovery of a violation of this Code of Ethics, the Board may impose sanctions as it deems appropriate, including a letter of censure, dismissal of the violator, and/or a disgorging of any profits made by the violator.

9. AMENDMENTS

This Code of Ethics may be amended from time to time upon written consent of the Fund’s Chief Compliance Officer, in consultation with Fund counsel, for the purpose of (a) correcting ambiguities and inconsistencies within the Code of Ethics; or (b) updating the provisions of the Code of Ethics to conform to applicable law; provided, however, the Board, including a majority of the Independent Trustees must approve any material change to the Code of Ethics no later than six (6) months after the adoption of such change by the Fund’s Chief Compliance Officer.

10. RECORDKEEPING

The Fund shall cause the records enumerated in this Section 10 (A) through (E) below to be maintained in an easily accessible place at the offices of its administrator and shall cause such records to be made available to the U.S. Securities and Exchange Commission (“Commission”) or any representative of the Commission at any time and from time to time for reasonable periodic, special or other examinations.

Specifically, the Fund shall maintain:

A.	A copy of the code of ethics adopted by the Fund that is in effect, or at any time within the previous five (5) years was in effect, in an easily accessible place;

B.	A record of any violation of this Code of Ethics, and of any action taken as a result of such violation, in an easily accessible place, for at least five (5) years after the end of the fiscal year in which the violation occurs;

C.	A copy of each report made by an Access Person as required by Section 4 of this Code of Ethics for at least five (5) years after the end of the fiscal year in which the report is made or the information is provided, the first two (2) years in an easily accessible place;

D.	A record of all persons, currently or within the past five years, who are or were required to make reports under Section 4 of this Code of Ethics, or who are or were responsible for reviewing these reports, in an easily accessible place; and

E.	A copy of each report required by Sections 6(c) and 6(d) of this Code of Ethics, for at least five (5) years after the end of the fiscal year in which the report is made, the first two (2) years in an easily accessible place.

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The Fund must maintain a record of any decision, and the reasons supporting the decision, to approve the acquisition by Investment Personnel of IPOs and Limited Offerings, for at least five years after the end of the fiscal year in which the approval is granted.
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APPENDIX 1

DEFINITIONS

ACCESS PERSON

(i) Any director/trustee, officer, general partner or Advisory Person of the Fund or of the Fund’s investment adviser; (ii) any supervised person of the Fund’s investment adviser who has access to nonpublic information regarding the portfolio holdings of the Fund, or who is involved in making securities recommendations for the Fund; and (iii) any director, officer or general partner of a principal underwriter who, in the ordinary course of business, makes, participates in or obtains information regarding, the purchase or sale of Covered Securities by the Fund for which the principal underwriter acts, or whose functions or duties in the ordinary course of business relate to the making of any recommendation to the Fund regarding the purchase or sale of Covered Securities.

ADVISORY PERSON

(i) Any employee of the Fund or of the Fund’s investment adviser (or of any company in a Control relationship to the Fund or the Fund’s investment adviser) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and (ii) any natural person in a Control relationship to the Fund or the Fund’s investment adviser who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of Covered Securities by the Fund.

AUTOMATIC INVESTMENT PLAN

A program in which regular periodic purchases (or withdraws) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

BENEFICIAL OWNERSHIP

Beneficial ownership is interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934, as amended.

The term “beneficial owner” is defined in Rule 16a-1(2) under the Securities Exchange Act of 1934, as amended, and shall mean any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in securities, subject to the following:

(i)	The term “pecuniary interest” in any class of securities shall mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities.

(ii)	The term “indirect pecuniary interest” in any class of securities shall include, but not be limited to:
•	Securities held by members of a person’s Immediate Family sharing the same household; provided however, that the presumption of such beneficial ownership may be rebutted;
•	A general partner’s proportionate interest in the portfolio securities held by a general or limited partnership. The general partner’s proportionate interest, as evidenced by the partnership agreement in effect at the time of the transaction and the partnership’s most recent financial statements, shall be the greater of:
(a)	The general partner’s share of the partnership’s profits, including profits attributed to any limited partnership interests held by the general partner and any other interests in profits that arise from the purchase and sale of the partnership’s portfolio securities; or
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(b)	The general partner’s share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner;
•	A performance-related fee, other than an asset-based fee, received by any broker, dealer, bank, insurance company, investment company, investment adviser, investment manager, trustee or person or entity performing a similar function; provided, however, that no pecuniary interest shall be present where:
(a)	The performance-related fee, regardless of when payable, is calculated based upon net capital gains and/or net capital appreciation generated from the portfolio or from the fiduciary’s overall performance over a period of one year or more; and
(b)	Securities of the issuer do not account for more than 10 percent of the market value of the portfolio. A right to a nonperformance-related fee alone shall not represent a pecuniary interest in the securities;
•	A person’s right to dividends that is separated or separable from the underlying securities. Otherwise, a right to dividends alone shall not represent a pecuniary interest in the securities;
•	A person’s interest in securities held by a trust, as specified in Rule 16a-8(b); and
•	A person’s right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable.

(iii)	A shareholder shall not be deemed to have a pecuniary interest in the portfolio securities held by a corporation or similar entity in which the person owns securities if the shareholder is not a controlling shareholder of the entity and does not have or share investment control over the entity’s portfolio.

CONTROL

The power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

COVERED SECURITY

Includes any Security (see below) but does not include (i) direct obligations of the United States government; (ii) bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; and (iii) shares issued by open-end investment companies (i.e., mutual funds) other than Reportable Funds.

IMMEDIATE FAMILY MEMBER

Includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, father-in-law, mother-in- law, son-in-law, daughter-in-law, sister-in-law, brother-in-law (including adoptive relationship).

INITIAL PUBLIC OFFERING (IPO)

An offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended.

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INVESTMENT PERSONNEL

(i)	Any employee of the Fund’s investment adviser (or of any company in a Control relationship to the Fund or the Fund’s investment adviser) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of security by the Fund; and

(ii)	Any natural person who Controls the Fund or the Fund’s investment adviser and who obtains information concerning recommendations made to the Fund regarding the purchase or sale of securities by the Fund.

LIMITED OFFERING

An offering that is exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933, as amended.

PURCHASE OR SALE OF A COVERED SECURITY

Includes, among other things, the writing of an option to purchase or sell a Covered Security.

REPORTABLE FUND

Includes, for a particular Access Person, any registered investment company, including the Fund, for which the investment adviser with whom the Access Person is associated, if any, (the “Associated Adviser”) serves as investment adviser (as defined in Section 2(a)(20) of the Investment Company Act of 1940, as amended) or any registered investment company, including the Fund, whose investment adviser or principal underwriter Controls the Associated Adviser, is Controlled by the Associated Adviser, or is under common Control with the Associated Adviser.

SECURITY

Any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

SECURITY HELD OR TO BE ACQUIRED

Any Covered Security which within the most recent 15 days: (i) is or has been held by the Fund or is being or had been considered by the Fund or the Fund’s investment adviser for purchase by the Fund; and (ii) any option to purchase or sell or any security convertible into or exchangeable for, a Covered Security.
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APPENDIX 2

LIST OF ACCESS PERSONS AND INVESTMENT PERSONNEL

Access Person	Start Date	End Date	Investment Personnel (Y/N)	Code of Ethics Under Which Access Person Report
All employees and principals of the Adviser				Adviser’s compliance manual

LIST OF COMPLIANCE OFFICERS AND ALTERNATES

Compliance Officer	Start Date	End Date
David Finn	2003

Alternate[1]	Start Date	End Date
Laurence Russian	2003

[1]	Alternates are the individuals designated to review the reports filed by the Compliance Officer.
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APPENDIX 3

FORM OF AUTHORIZATION LETTER

Date

Name of Broker
Address

Re:	Brokerage Statements of [name of employee]

Ladies and Gentlemen:

The above referenced person is an employee of [name of Fund Organization]. Federal securities laws require that we monitor the personal securities transactions of certain key personnel. By this Authorization Letter, and the acknowledgement of the employee below, please forward duplicate copies of the employee’s brokerage statements and transaction confirmations to:

[Compliance Officer]
[Fund or Fund Organization] [Address]

Should you have any questions, please contact the undersigned at [number].

Very truly yours,

AUTHORIZATION:

I hereby authorize you to release duplicate brokerage statements and transaction confirmations to my employer.

Signature:
Name:
SSN:
Account Number:

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APPENDIX 4

INITIAL HOLDINGS REPORT

(complete within ten days of becoming an Access Person)
(current with 45 days of date of Report)

Date:

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1. HOLDINGS

Name and Type of Covered Security and/or Reportable Fund	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

2. BROKERAGE ACCOUNTS

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Name:

Signature:

Date:

Reviewed:
(compliance officer signature)

Date:
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APPENDIX 5

QUARTERLY TRANSACTION REPORT

(complete within thirty days of the quarter-end)

Date:

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1. TRANSACTIONS

Name of Covered Security and/or Reportable Fund, Interest Rate and Maturity Date	Ticker Symbol or CUSIP	Broker	Number of Shares and Principal Amount	Nature of Transaction (i.e., buy, sale)	Purchase Price	Date of Transaction

2. BROKERAGE ACCOUNTS OPENED DURING QUARTER

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Name:

Signature:

Date:

Reviewed:
(compliance officer signature)

Date:

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APPENDIX 6

ANNUAL HOLDINGS REPORT

(current with 45 days of date of Report)

Date:

NOTE: IN LIEU OF THIS REPORT, YOU MAY SUBMIT DUPLICATE COPIES OF YOUR BROKERAGE STATEMENTS

1. HOLDINGS

Name and Type of Covered Security and/or Reportable Fund	Ticker Symbol or CUSIP	Number of Shares or Principal Amount

2. BROKERAGE ACCOUNTS

Name of Institution and Account Holder’s Name (i.e., you, spouse, child)	Account Number	Have you requested duplicate statements?

Name:

Signature:

Date:

Reviewed:
(compliance officer signature)

Date:
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APPENDIX 7

CODE OF ETHICS ACKNOWLEDGEMENT

ACKNOWLEDGED AND AGREED:

I have read, and I understand the terms of, this Code of Ethics.

By:

Name:

Title:

Organization:

Date:

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